UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2024

HireRight Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40982	83-1092072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Centerview Drive, Suite 300	Nashville	Tennessee	37214
(Address of Principal Executive Officer)			(Zip Code)

(615) 320-9800
(Registrant telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Introduction

As previously disclosed, HireRight Holdings Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of February 15, 2024 (the “Merger Agreement”) with Hearts Parent, LLC, a Delaware limited liability company (“Parent”), and Hearts Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”). On June 28, 2024 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into the Company, with the Company surviving such merger as the surviving corporation (the “Surviving Corporation,” and such merger, the “Merger”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Item 1.01.	Entry into a Material Definitive Agreement.

Concurrently with the closing of the Merger, a subsidiary of Parent and the Company, Genuine Financial Holdings, LLC, as borrower, entered into that certain Third Amendment to First Lien Credit Agreement (the “Amendment”), which amends that certain First Lien Credit Agreement, dated as of July 12, 2018 (as amended from time to time, the “Credit Agreement”) with Bank of America, N.A., as administrative agent, collateral agent and a letter of credit issuer, the lenders from time to time party thereto and the guarantors from time to time party thereto. The Amendment provides for an incremental term loan facility in an aggregate principal amount of up to $300,000,000, resulting in an aggregate principal amount of term loans funded under the Credit Agreement equal to $1,044,375,000, after giving effect to the incremental term loan facility and the other transactions contemplated by the Credit Agreement. Genuine Financial Holdings, LLC is the borrower, and certain of its subsidiaries are guarantors, under the Credit Agreement. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrower and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Closing of the Merger

On the Closing Date, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.001 par value per share, of the Company (the “Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than shares held by the Company as treasury stock or otherwise or owned by the Buyer Parties and any of their subsidiaries (including the shares of Company Common Stock owned by the Sponsor Stockholders) (the “Owned Company Shares”) and shares of Company Common Stock held by stockholders who properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL) was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $14.35 per share, payable to the holder thereof, without interest thereon (the “Per Share Price”), and each Owned Company Share was automatically cancelled and extinguished without any conversion thereof or consideration paid therefor.

In addition, pursuant to the Merger Agreement, at the Effective Time:

(i)
each outstanding Company stock option granted under the HireRight GIS Group Holdings LLC Equity Incentive Plan, whether vested or unvested, was automatically converted into an option to purchase the same number of shares of common stock of the Surviving Corporation (or an affiliate thereof) at the same per-share exercise price and subject to the same terms and conditions as the applicable Company stock option (including vesting conditions);

(ii)
each vested outstanding Company stock option granted under the HireRight Holdings Corporation 2021 Omnibus Incentive Plan (the “2021 Equity Plan”) was automatically converted into the right to receive an amount (without interest) in cash equal to the product of (A) the excess, if any, of (1) the Per Share Price over (2) the per-share exercise price for such Company stock option, multiplied by (B) the total number of shares of Company Common Stock underlying such Company stock option; provided that if the per-share exercise price of such Company stock option was equal to or greater than the Per Share Price, such Company stock option was automatically forfeited and cancelled for no consideration;

(iii)
each outstanding and unvested Company stock option granted under the 2021 Equity Plan was automatically converted into the right to receive a cash-based award in an amount equal to the product of (A) the excess, if any, of (1) the Per Share Price over (2) the per-share exercise price for such Company stock option, multiplied by (B) the total number of shares of Company Common Stock underlying such Company stock option, which cash-based award remains subject to the same vesting conditions as the applicable Company stock option; provided that if the per-share exercise price for such Company stock option was equal to or greater than the Per Share Price, such Company stock option was automatically forfeited and cancelled for no consideration;

(iv)
each outstanding Company restricted stock unit that was subject to time-based vesting conditions (a “Company RSU”) that had vested but not yet settled as of the Effective Time was automatically converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company RSU multiplied by (B) the Per Share Price;

(v)
each outstanding and unvested Company RSU (including each Company restricted stock unit that was subject to adjusted EBITDA performance conditions and that was converted to an unvested Company RSU on March 12, 2024, based on the level of achievement) was automatically converted into the right to receive a cash-based award in an amount equal to the product of (A) the total number of shares of Company Common Stock subject to such Company RSU multiplied by (B) the Per Share Price, which cash-based award remains subject to the same vesting conditions as the applicable Company RSU;

(vi)
each outstanding Company restricted stock unit that was subject to performance-based vesting conditions (a “Company PRSU”) in respect of the Company’s total stockholder return was automatically forfeited and cancelled for no consideration; and

(vii)
each other outstanding Company PRSU was converted into the right to receive a cash-based award in an amount equal to the product of (A) the total number of shares of Company Common Stock subject to such Company PRSU multiplied by (B) the Per Share Price, which cash-based award remains subject to the same vesting conditions (including performance conditions) as the applicable Company PRSU.

The foregoing description of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2024 and incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) of its intent to remove the Company Common Stock from listing on the NYSE and requested that the NYSE (i) suspend trading of the Company Common Stock on the NYSE prior to the opening of trading on June 28, 2024 and (ii) file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Company’s securities and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, at the Effective Time, each of the members of the board of directors of the Company as of immediately prior to the Effective Time ceased his or her respective service as a director of the Company. Pursuant to the Merger Agreement, at the Effective Time, the directors of Merger Sub became the directors of the Surviving Corporation.

In accordance with the terms of the Merger Agreement, at the Effective Time, the officers of the Company became the officers of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

At the Effective Time, (i) the Company’s Amended and Restated Certificate of Incorporation was amended and restated in its entirety and (ii) the Company’s Amended and Restated Bylaws were amended and restated in their entirety, each in accordance with the terms of the Merger Agreement.

Copies of the Second Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On June 28, 2024, the Company and Parent issued a joint press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits
Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of February 15, 2024, by and among HireRight Holdings Corporation, Hearts Parent, LLC and Hearts Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 16, 2024).

3.1	Second Amended and Restated Certificate of Incorporation of HireRight Holdings Corporation
3.2	Second Amended and Restated Bylaws of HireRight Holdings Corporation
99.1	Joint Press Release, dated as of June 28, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* The schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HireRight Holdings Corporation

Date: June 28, 2024

	By:	/s/ Brian Copple
		Name:	Brian Copple
		Title:	General Counsel and Secretary